Exhibit 99.1
MID-AMERICA BANCSHARES, INC.
Nashville, Tennessee
Consolidated Financial Statements
December 31, 2006
(With Independent Auditor’s Report Thereon)

Independent Auditor’s Report
The Board of Directors
Mid-America Bancshares, Inc.:
     We have audited the accompanying consolidated balance sheet of Mid-America Bancshares, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statement of earnings, comprehensive earnings, changes in stockholders’ equity and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mid-America Bancshares, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/Maggart & Associates, P.C.
Nashville, Tennessee
February 2, 2007

MID-AMERICA BANCSHARES, INC.
Consolidated Balance Sheet
December 31, 2006

(In Thousands)
ASSETS

Loans, less allowance for loan losses of $7,754,000	$686,690
Securities:
Available-for-sale, at market (amortized cost of $169,391,000)	168,395
Held-to-maturity, at amortized cost (market value of $9,774,000)	9,740

Total securities	178,135

Loans held for sale	5,190
Federal funds sold	7,145
Restricted equity securities	2,174
Interest-bearing deposits in financial institutions	2,559

Total earning assets	881,893

Cash and due from banks	20,728
Premises and equipment, net	32,626
Accrued interest receivable	5,505
Other real estate owned	185
Goodwill	19,147
Intangible assets, net	4,714
Other assets	3,173

Total assets	$967,971

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$823,755
Line of credit	2,000
Advances from Federal Home Loan Bank	15,747
Federal funds purchased	5,095
Securities sold under repurchase agreements	11,353
Deferred tax liability	1,153
Accrued interest and other liabilities	5,928

Total liabilities	865,031

Stockholders’ equity:
Series A preferred stock, no par value, authorized 25,000,000 shares	—
Common stock, par value $1 per share, authorized 75,000,000 shares, 13,922,956 shares issued and outstanding	13,923
Additional paid-in capital	87,666
Retained earnings	1,966
Net unrealized loss on available-for-sale securities, net of income taxes of $381,000	(615)

Total stockholders’ equity	102,940

COMMITMENTS AND CONTINGENCIES

Total liabilities and stockholders’ equity	$967,971

See accompanying notes to consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Consolidated Statement of Earnings
Year Ended December 31, 2006

(In Thousands,
Except Per
Share Amounts)
Interest income:
Interest and fees on loans	$36,024
Interest and dividends on securities — taxable	4,237
Interest on non-taxable securities	976
Interest on loans held for sale	130
Interest on Federal funds sold	640
Interest on interest-bearing deposits in financial institutions	230
Interest and dividends on restricted equity securities	93

Total interest income	42,330

Interest expense:
Interest on negotiable order of withdrawal accounts	858
Interest on money market and savings accounts	2,767
Interest on certificates of deposits over $100,000	10,762
Interest on certificates of deposits — other	6,471
Interest on advances from Federal Home Loan Bank	850
Interest on Federal funds purchased	63
Interest on line of credit	6
Interest on securities sold under repurchase agreements	256

Total interest expense	22,033

Net interest income before provision for loan losses	20,297
Provision for loan losses	(1,273)

Net interest income after provision for loan losses	19,024

Non-interest income	5,355

Non-interest expense	21,304

Earnings before income taxes	3,075

Income taxes	771

Earnings	$2,304

Basic earnings per common share	$.25

Diluted earnings per common share	$.25

Weighted average common shares outstanding:
Basic	9,169,001

Diluted	9,294,226

See accompanying notes to consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Consolidated Statement of Comprehensive Earnings
Year Ended December 31, 2006

(In Thousands)
Earnings	$2,304

Other comprehensive earnings:
Unrealized gains on available-for-sale securities arising during the year, net of taxes of $325,000	596
Less: reclassification adjustment for losses included in net earnings, net of taxes of $56,000	89

Other comprehensive earnings	685

Comprehensive earnings	$2,989

See accompanying notes to consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Consolidated Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2006

	(In Thousands)
				Net Unrealized
				Gain (Loss)
		Additional	Retained	On Available-
	Common	Paid-In	Earnings	For-Sale	Treasury
	Stock	Capital	(Deficit)	Securities	Stock	Total
Balance December 31, 2005	$3,398	36,799	(338)	(1,300)	(147)	38,412

Issuance of 344,484 shares of common stock stock, pursuant to exercise of stock options	344	1,354	—	—	—	1,698

2-for-1 stock split	3,408	(3,408)	—	—	—	—

Acquisition of Bank of the South	6,793	53,276	—	(553)	—	59,516

Retirement of treasury stock	(19)	(128)	—	—	147	—

Tax benefit related to exercise of non-qualified stock options	—	172	—	—	—	172

Cash payment of fractional shares pursuant acquisition of Bank of the South	(1)	(10)	—	—	—	(11)

Cost incurred in connection with the acquisition of Bank of the South, net of deferred taxes	—	(512)	—	—	—	(512)

Stock based compensation expense	—	123	—	—	—	123

Net change in unrealized loss on available- for-sale securities	—	—	—	1,238	—	1,238

Earnings for the year	—	—	2,304	—	—	2,304

Balance December 31, 2006	$13,923	$87,666	$1,966	$(615)	$—	$102,940

See accompanying notes to consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Consolidated Statement of Cash Flows
Year Ended December 31, 2006
Increase (Decrease) in Cash and Cash Equivalents

(In Thousands)
Cash flows from operating activities:
Interest received	$41,030
Other income and fees received	4,134
Interest paid	(20,790)
Cash paid to suppliers and employees	(19,290)
Proceeds from sales of loans	76,291
Originations of loans held for sale	(74,602)
Income taxes paid	(1,988)

Net cash provided by operating activities	4,785

Cash flows from investing activities:
Purchase of available-for-sale securities	(69,660)
Proceeds from maturities, calls and principal payments of available-for-sale securities	14,145
Proceeds from sale of available-for-sale securities	13,106
Loans made to customers, net of repayments	(104,222)
Purchase of premises and equipment	(2,982)
Purchase of restricted equity securities	(182)
Purchase of interest bearing deposits in financial institutions	(2,528)
Purchase of other real estate	(208)
Proceeds from sale of other real estate	668
Proceeds from sale of foreclosed asset	15
Cash and cash equivalents acquired in acquisition of Bank of the South	15,292

Net cash used in investing activities	(136,556)

Cash flows from financing activities:
Net increase in demand, savings, NOW and money market deposit accounts	46,720
Net increase in time deposits	70,868
Proceeds from sale of common stock pursuant to exercise of stock options	1,698
Repayments of advances from Federal Home Loan Bank	(7,162)
Proceeds from Federal funds purchased	5,095
Increase in repurchase agreements	8,131
Cash payment for fractional shares	(11)
Cash expense in connection with acquisition	(829)
Proceeds from advances from line of credit	2,000

Net cash provided by financing activities	126,510

Net decrease in cash and cash equivalents	(5,261)

Cash and cash equivalents at beginning of year	33,134

Cash and cash equivalents at end of year	$27,873

See accompanying notes to consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Consolidated Statement of Cash Flows Continued
Year Ended December 31, 2006
Increase (Decrease) in Cash and Cash Equivalents

(In Thousands)
Reconciliation of earnings to net cash provided by operating activities:
Earnings	$2,304
Adjustments to reconcile earnings to net cash provided by operating activities:
Depreciation	1,767
Amortization and accretion	34
Securities losses, net	145
Loss on sale of premises and equipment	28
Provision for loan losses	1,273
FHLB dividend reinvestment	(85)
Income taxes	(1,217)
Decrease in loans held for sale	474
Increase in accrued interest receivable	(1,044)
Increase in interest payable	1,150
Increase in other assets	(1,126)
Increase in other liabilities	874
Amortization of intangible assets	149
Loss on other real estate	59

Total adjustments	2,481

Net cash provided by operating activities	$4,785

Supplemental Schedule of Non-Cash Activities:

Change in unrealized gain on available-for-sale securities	$1,238

Net non-cash transfer from loans to other real estate, net	$(114)

Acquisition of Bank of the South effective August 31, 2006 (see not 2 to consolidated financial statements related to share exchange)	$59,516

See accompanying notes to consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements
December 31, 2006
(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Mid-America Bancshares, Inc. and subsidiaries are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. The following is a brief summary of the more significant policies.
(a)	Principles of Consolidation

The consolidated financial statements include the financial results of Mid-America Bancshares, Inc., and the wholly-owned subsidiary, PrimeTrust Bank, for the twelve months ended December 31, 2006 and the financial results of the wholly-owned subsidiary, Bank of the South, for the period September 1, 2006 through December 31, 2006. All significant intercompany accounts and transactions have been eliminated in consolidation.

(b)	Nature of Operations

Mid-America Bancshares, Inc.’s subsidiary banks operate under state bank charters and provides full banking services. The subsidiary banks are subject to regulations of the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation. The area served by the Company includes Davidson County, Cheatham County, Dickson County, Rutherford County, Williamson County, Wilson County and surrounding counties in Middle Tennessee. Services are provided at the main office in Nashville, Tennessee and thirteen branch locations.

(c)	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to determination of the allowance for loan losses and the valuation of debt and equity securities and the related deferred taxes.

(d)	Loans

Loans are stated at the principal amount outstanding. Unearned discounts, deferred loan fees net of loan acquisition costs, and the allowance for loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan-related costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield over the contractual life of the loan. Interest income on loans is accrued based on the principal amount outstanding.

The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, “Accounting by Creditors for Impairment of a Loan” and SFAS No. 118, “Accounting by Creditors for Impairment of a Loan — Income Recognition and Disclosures”. These pronouncements apply to impaired loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including residential mortgage and installment loans.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
A loan is impaired when it is probable that the Company will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Company shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for loan losses.

The Company’s residential mortgage and installment loans are divided into various groups of smaller-balance homogeneous loans that are collectively evaluated for impairment and, thus, are not subject to the provisions of SFAS Nos. 114 and 118. Substantially all other loans of the Company are evaluated for impairment under the provisions of SFAS Nos. 114 and 118.

The Company considers all loans subject to the provisions of SFAS Nos. 114 and 118 that are on a nonaccrual status to be impaired. Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Past due status of loans is based on the contractual terms of the loan. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower’s financial condition, collateral, liquidation value, and other factors that affect the borrower’s ability to pay.

Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan is reversed from income. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such cash received is applied as a reduction of principal. A nonaccrual loan may be restored to accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.

Loans not on nonaccrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that the Company will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet the Company’s criteria for nonaccrual status.

Generally, the Company also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.

The Company’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(e)	Allowance for Loan Losses

The provision for loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit.

Management assesses the adequacy of the ALL prior to the end of each quarter. The assessment includes procedures to estimate the ALL and test the appropriateness of the resulting balance. The ALL consists of two portions: (1) an allocated amount representative of specifically identified credit exposure and exposures readily predictable by historic or comparative experience; and (2) an unallocated amount representative of inherent loss which is based on subjective analyses. Even though the ALL is comprised of two components, the entire ALL is available to absorb any credit loss.

The allocated portion amount is established separately for two different risk groups: (1) unique loans (commercial loans, including those loans considered impaired); and (2) homogeneous loans (generally consumer loans). The allocation for unique loans is based primarily on risk rating assigned to each of these loans as a result of our loan management and review process. Each risk rating is assigned a loss ratio, which is determined based on the experience of management, discussion with banking regulators and the independent loan review process. Losses on impaired loans are estimated based on estimated cash flows discounted at the loan’s original effective interest rate or based on the underlying collateral value. Based on management’s experience, loss ratios are assigned to the consumer portfolio. These loss ratios are assigned to the various homogenous categories of the consumer portfolio (e.g., automobile, residential mortgage, home equity).

The unallocated amount is particularly subjective and does not lend itself to exact mathematical calculations. The unallocated amount represents estimated inherent credit losses which may exist, but have not yet been identified, as of the balance sheet date. In estimating the unallocated amount such matters as changes in the local and national economies, the depth or experience of the lending staff, any concentrations of credit in particular industry groups or collateral groups, trends in past dues and adversely criticized or classified loans are considered. After assessing the applicable factors, the aggregate unallocated amount is evaluated based on management’s experience. The resulting ALL balance is tested by comparing the balance of the ALL to historic trends and peer information. Management then evaluates the result of the procedures performed and concludes on the appropriateness of the balance of the ALL in its entirety. The Board of Directors reviews the assessment prior to filing the quarterly and annual financial information.

In assessing the adequacy of the ALL, the results of our ongoing independent loan review process is considered. We undertake this process both to ascertain whether there are loans in the portfolio whose credit quality has weakened over time and to assist in our overall evaluation of the risk characteristics of the entire loan portfolio. The loan review process includes the judgment of management, the input from our independent loan reviewers, and reviews that may have been conducted by bank regulatory agencies as part of their usual examination process.

Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(f)	Securities

The Company accounts for securities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Under the provisions of the Statement, securities are to be classified in three categories and accounted for as follows:
•	Securities Held-to-Maturity

Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Amortization of premiums and accretion of discounts are recognized by the interest method.

•	Trading Securities

Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. No securities have been classified as trading securities.

•	Securities Available-for-Sale

Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at estimated fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders’ equity. Premiums and discounts are recognized using the interest method.
Realized gains or losses from the sale of securities are recognized upon realization based upon the specific identification method.

(g)	Loans Held for Sale

Mortgage loans held for sale are reported at the lower of cost or market value, determined by outstanding commitments from investors at the balance sheet date. These loans are valued on an aggregate basis.

(h)	Premises and Equipment

Premises and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Gain or loss on items retired and otherwise disposed of is credited or charged to operations and cost and related accumulated depreciation are removed from the asset and accumulated depreciation accounts.

Expenditures for major renewals and improvements of Company premises and equipment are capitalized and those for maintenance and repairs are charged to earnings as incurred.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(i)	Intangible Assets and Amortization

Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142) requires that management determine the allocation of intangible assets into identifiable groups at the date of acquisition and appropriate amortization periods be established. In accordance with SFAS No. 142 management has identified the following groups of intangible assets and assigned the following amortization periods on a straight-line basis.

Amortization
Period
Deposit base premium	7 years
In addition to these groups of intangible assets, the Company has recorded goodwill as part of the acquisition. Under the provisions of SFAS No. 142 goodwill is not to be amortized rather it is to be monitored for impairment and written down to the impairment value at the time impairment occurs. The Company has determined that no impairment loss needs to be recognized related to the goodwill.

(j)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods. The Company maintains deposits in excess of the Federal insurance amounts with other financial institutions. Management makes deposits only with financial institutions it considers to be financially sound.

(k)	Securities Sold Under Agreements to Repurchase

Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

(l)	Long-Term Assets

Premises and equipment, intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(m)	Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Mid-America Bancshares, Inc. and its wholly-owned subsidiaries file consolidated Federal and State income tax returns.

(n)	Advertising Costs

Advertising costs are expensed when incurred by the Company.

(o)	Stock Options

In December, 2004, the FASB issued SFAS No. 123 (Revised 2004) “Share-Based Payment” (“SFAS No. 123R”). The Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 107 (SAB 107) in March, 2005 to assist preparers by simplifying some of the implementation challenges of SFAS No. 123R while enhancing the information investors receive. The FASB has also issued various Staff Positions clarifying certain provisions of the new accounting standard. SFAS No. 123R addresses all forms of share-based payment awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R requires the Company to expense share-based payment awards with compensation cost measured at the fair value of the award. In addition, SFAS No. 123R requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow. Effective January 1, 2006, the Company adopted SFAS No. 123R under the modified prospective method. Under the modified prospective method, the accounting standards of SFAS No. 123R have been applied as of January 1, 2006.

Under the provisions of SFAS No. 123R stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the accompanying consolidated statement of earnings during 2006 included compensation expense for stock-based payment awards granted prior to, but not yet vested, as of January 1, 2006 and for the stock-based awards granted after January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123R. As stock-based compensation expense recognized in the accompanying statement of earnings for 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
The fair value of each option award is estimated on the date of grant using a Black-Scholes (BS) option valuation model that uses the following assumptions. Expected volatility is based on implied volatility from comparable publicly traded banks. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the average of: 1) the weighted average vesting term and 2) original contractual term as permitted under SAB 107. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant and the weighted average expected life of the grant.

(p)	Off-Balance-Sheet Financial Instruments

In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

(q)	Impact of New Accounting Standards

On June 30, 2005, the FASB issued an exposure draft “Business Combinations — a replacement of SFAS No. 141 (141 Revised).” The proposed Statement would require the acquirer to measure the fair value of the acquiree, as a whole, as of the acquisition date as opposed to the definitive agreement date. The proposal also requires that contingent consideration be estimated and recorded at the acquisition which is in conflict with SFAS No. 5. SFAS No. 5 would be amended for this exception. Acquisition related costs incurred in connection with the business combination would generally be expensed.

This proposed Statement would require the acquirer in a business combination in which the acquisition-date fair value of the acquirer’s interest in the acquiree exceeds the fair value of the consideration transferred for that interest (referred to as a bargain purchase) to account for that excess by first reducing the goodwill related to that business combination to zero, and then by recognizing any excess in income. SFAS No. 141 requires that excess to be allocated as a pro rata reduction of the amounts that would have been assigned to particular assets acquired. The proposed Statement is expected to be effective for acquisitions after January 1, 2007.

On June 19, 2003, the American Institute of Certified Public Accountants issued an exposure draft on a Proposed Statement of Position (SOP) on Allowance for Credit Losses. If approved, the Proposed SOP would significantly change the way the allowance for possible loan losses is calculated. Under the Proposed SOP, any loans determined to be impaired, as defined in FASB Statement No. 114, would be assigned a specific reserve based on facts and circumstances surrounding the particular loan and no loss percentage would be assigned. If a loan is determined not to be impaired, it would be assigned to a pool of similar homogeneous loans. A loss percentage would then be assigned to the pool based on historical charge-offs adjusted for internal or external factors such as the economy, changes in underwriting standards, etc. Management has not yet determined the impact this Proposed SOP would have on their consolidated financial statements, but anticipates that it could result in a reduction in the allowance for possible loan losses. Under the Proposal, any changes resulting from the initial application of this Proposed SOP would be treated as a change in accounting estimate.

In November, 2005, the FASB issued FASB Staff Position Statement of Financial Accounting Standards 115-1 and 124-1 (“FSP 115-1”) which codified existing guidance addressing the determination as to when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, Accounting for Certain

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Investments Held by Not-For-Profit Organizations and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. The FSP is effective for 2006. The Company has considered this FSP in its testing for other-than-temporary impairment.

In December, 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), which requires recognition of expense over the requisite service period for awards of share-based compensation to employees. SFAS No. 123R was adopted by Mid-America Bancshares, Inc. as of January 1, 2006. As permitted by the original SFAS No. 123 prior to January 1, 2006, Mid-America Bancshares, Inc. has accounted for its equity awards under the provisions of APB No. 25. Under the provisions of SFAS No. 123R, the grant date fair value of an award has been used to measure the compensation expense recognized for the award. For any unvested awards granted prior to the adoption of SFAS 123R, the fair values used in preparation of the disclosures required under the original SFAS 123 have been utilized. Compensation expense recognized after adoption of SFAS 123R will incorporate an estimate of awards expected to ultimately vest, which requires estimation of forfeitures as well as projections related to the satisfaction of performance conditions that determine vesting. The substance of the revised statement is to require companies to record as an expense amortization of the fair market value of stock options determined as of the grant date. The offsetting credit is to additional paid-in capital unless there is an obligation to buy back the stock or exchange other assets for the stock. If such an obligation exists the offsetting credit would be to a liability account. The adoption of SFAS No. 123R has had an impact on Mid-America Bancshares, Inc.’s results of operations for 2006, although it has had no significant impact on Mid-America Bancshares, Inc.’s overall financial position. See note 20 to the consolidated financial statements for additional discussion.

On June 1, 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of Accounting Principles Board Opinion No. 20, “Accounting Changes” and Statement of Financial Accounting Standards No. 3, “Reporting Accounting Changes in Interim Financial Statements”. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. In the absence of specific transition requirements to the contrary in the adoption of an accounting principle, Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable for comparability and consistency of financial information between periods. Statement 154 is effective for accounting changes and corrections of errors made in fiscal years beginning in 2006.

On March 17, 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“Statement 156”), “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” The Statement requires that all servicing assets and liabilities be initially measured at fair value and allows for two alternatives in the subsequent accounting for servicing assets and liabilities: the amortization method and the fair value method. The amortization method requires that the servicing assets and liabilities be amortized over the remaining estimated lives of the serviced assets with impairment testing to be performed periodically. The fair value method requires the servicing assets and liabilities to be measured at fair value each period with an offset to income. This Statement is to be adopted in the first fiscal year that begins after September 15, 2006 and early adoption is permitted. An entity can elect the fair value method at the beginning of any fiscal year provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. However, once the fair value election is made, an entity cannot revert back to the amortization method. Mid-America Bancshares, Inc. is currently reviewing the potential impact of this Statement, as well as the accounting alternatives available.

On July 13, 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement No. 109. The interpretation requires that only benefits from tax positions that are more-likely-than-not of being sustained upon examination by the IRS should be recognized in the financial statements. These benefits would be recorded at amounts considered to be the maximum amounts more-likely-than-not of being sustained. At the time these positions become “more likely than not” to be disallowed under audit, their recognition would be reversed. The Company has reviewed the potential impact of this Interpretation, and has determined that it should not have any material impact on the consolidated financial statements.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
On September 15, 2006, the FASB issued, FASB Statement No. 157 on fair value measurement. The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. It clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, the standard establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. Statement 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. Management is currently reviewing the potential impact of this statement.
(2)	SHARE EXCHANGE

Effective September 1, 2006, the Company completed a share exchange with Bank of the South. For accounting purposes, the transaction has been treated as an acquisition of Bank of the South by PrimeTrust Bank. Immediately prior to the acquisition of Bank of the South, a reorganization of PrimeTrust Bank occurred whereby 100% of the stock of PrimeTrust Bank was exchanged for 100% of the stock of Mid-America Bancshares, Inc. and then a two-for-one split occurred resulting in 6,814,462 shares being issued to PrimeTrust Bank shareholders. In connection with the acquisition, 6,792,838 shares of Mid-America Bancshares, Inc. common stock were issued along with $11,000 of cash for fractional shares in exchange for 100% of the outstanding shares of Bank of the South which results in a 2.1814 exchange ratio to the Bank of the South shareholders. The proforma exchange was valued at $8.76 per share. All per share amounts for 2005 and 2004 have been retroactively adjusted to reflect the impact of the 2 for 1 stock split in PrimeTrust Bank stock. A summary of the purchase price allocation related to the transaction is as follows:

(In Thousands)
Assets and liabilities of Bank of the South:
Cash and Federal funds	$15,323
Loans, net	287,950
Securities	71,532
Fixed assets	14,316
Other assets	4,137
Deposits	(350,164)
Other liabilities	(7,203)

Net book value	35,891
Value of stock issued	59,516

Excess purchase price	$23,625

Allocation of excess purchase price:
Premium on purchased deposits	$4,720
Market value adjustment to buildings	4,315
Loan discounts	(2,581)
Deposits discounts	526

6,980
Deferred taxes at 38.29%	(2,673)

4,307
Initial goodwill	19,318

Total allocation of excess of purchase price	$23,625

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Proforma results of operations for the twelve months ended December 31, 2006 are as follows:

	(In Thousands)
		Mid-
		America
	Bank of the	Bancshares	Pro Forma Adjustments				Pro Forma
(In Thousands)	South (6)	Bank (7)	Dr.		Cr.		Combined
Interest income	$16,864	$42,330			410	(1)	$59,604
Interest expense	7,833	22,033	155	(2)			30,021

Net interest income	9,031	20,297					29,583
Provision for loan losses	(184)	(1,273)					(1,457)

Net interest income after provision for loan losses	8,847	19,024					28,126

Non-interest income	1,828	5,349					7,177
Non-interest expense	7,551	21,298	450	(3)
			72	(4)			29,371

Income before income taxes	3,124	3,075					5,932

Income tax expense	1,093	771			102	(5)	1,762

Net income	$2,031	$2,304					$4,170

Proforma per share information:
Basic earnings per common share							$.30

Diluted earnings per common share							$.30

Weighted average share outstanding:
Basic							13,692,230

Diluted							13,802,778

(1)	Amortization of loan discount for 8 months ($2,581,000 over 4.2 years).

(2)	Amortization of certificate of deposit discount for 8 months ($526,000 in various amounts over 4 years).

(3)	Amortization of core deposits — base premium for 8 months ($4,720,000 over 7 years).

(4)	Additional depreciation of step-up of fixed asset for 8 months.

(5)	Income tax benefit related to amortization of intangible assets for 8 months.

(6)	Actual Bank of the South results for the 8 months ended August 31, 2006.

(7)	Actual results for the twelve months ended December 31, 2006, including all activity relating to the Bank of the South assets and liabilities assumed in the merger subsequent to August 31, 2006.
(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES

The categories of loans at December 31, 2006 is as follows:

(In Thousands)
Commercial, financial and agricultural	$324,283
Installment	22,123
Real estate — mortgage	183,910
Real estate — construction	162,312
Lease financing	1,816

694,444
Allowance for loan losses	(7,754)

$686,690

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
The principal maturities on loans at December 31, 2006 are as follows:

	(In Thousands)
	Commercial,
	Financial
	and		Real Estate -	Real Estate -	Lease
Maturity	Agricultural	Installment	Mortgage	Construction	Financing	Total
3 months or less	$24,364	$1,691	$13,718	$31,052	$17	$70,842
3 to 12 months	71,004	6,476	40,294	78,872	165	196,811
1 to 5 years	163,694	12,070	65,391	45,795	1,634	288,584
Over 5 Years	65,221	1,886	64,507	6,593	—	138,207

	$324,283	$22,123	$183,910	$162,312	$1,816	$694,444

At December 31, 2006, variable rate and fixed rate loans totaled $354,299,000 and $340,145,000, respectively.

In the normal course of business at December 31, 2006, the Company’s subsidiaries have made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $19,614,000. As of December 31, 2006 none of these loans were restructured, nor were any related party loans charged off during the past three years nor did they involve more than the normal risk of collectibility or present other unfavorable features.

Unamortized deferred loan fees totaled $617,000 at December 31, 2006.

An analysis of the activity with respect to such loans to related parties is as follows:

(In Thousands)
Balance, January 1, 2006	$10,071
New loans during the year	21,198
Repayments during the year	(17,464)
Loans acquired in acquisition of Bank of the South	5,809

Balance, December 31, 2006	$19,614

Inspection services during 2006 include payments of $16,670 to a relative of a director of the Company.

Transactions in the allowance for loan losses of the Company for the year ended December 31, 2006 are summarized as follows:

(In Thousands)
Balance — beginning of year	$3,649
Provision charged to operating expense	1,273
Loans charged off	(508)
Recoveries	138
Allowance acquired in acquisition of Bank of the South	3,202

Balance — end of year	$7,754

The Company’s principal customers are basically in the Middle Tennessee area with concentrations in Davidson, Cheatham, Dickson, Williamson, Wilson and Rutherford Counties. Credit is extended to businesses and individuals and is evidenced by promissory notes. The terms and conditions of the loans including collateral varies depending upon the purpose of the credit and the borrower’s financial condition.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Expenses during 2006 related to other real estate owned include payments of $129,000 for work performed by a director of the Company.

At December 31, 2006, the Company had certain impaired loans on nonaccruing interest status. The principal balance of these nonaccrual loans amounted to $1,977,000 at December 31, 2006. The Company reversed all previously accrued interest income against current year earnings. Had these loans been on accruing status, interest income would have increased by $165,000. Loans that are past due 90 days or more and are still accruing interest totaled $89,000 at December 31, 2006.

Impaired loans and related loan loss allocation amounts at December 31, 2006 were as follows:

(In Thousands)
Recorded investment	$3,096
Loan loss allocation	$359
The average recorded investment in impaired loans for the year ended December 31, 2006 was $1,961,000. There was $74,000 interest income recognized on the accrual basis on these loans during 2006 for the period that such loans were impaired.

The Company originated loans for sale in the secondary market of $74,602,000. Of the loans sold in the secondary market, the recourse to the Company is limited. Loans sold in the secondary market provide the purchaser recourse to the Company for a period up to 6 months from the date of purchase and only in the event of a default by the borrower pursuant to the terms of the individual loan agreement. At December 31, 2006, total loans sold with recourse to the Company aggregated $41,961,000. At December 31, 2006, the Company had repurchased $442,000, of the loans originated by the Company which had been sold in the secondary market. The gain on sale of these loans totaled $1,077,000. Management expects minimal losses to result from these recourse provisions.

(4)	DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified in the consolidated balance sheet according to management’s intent. The Company’s classification of securities at December 31, 2006 is as follows:

	(In Thousands)
	Securities Available-For-Sale
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value
U.S. Treasury and other U.S. Government agencies and corporations	$59,219	$162	$390	$58,991
Mortgage-backed securities	76,281	247	1,185	75,343
Obligations of states and political subdivisions	32,391	253	74	32,570
Corporate bonds	900	—	9	891
Equity investment	600	—	—	600

	$169,391	$662	$1,658	$168,395

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006

	(In Thousands)
	Securities Held-To-Maturity
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value
Obligations of states and political subdivisions	$9,740	$54	$20	$9,774

	$9,740	$54	$20	$9,774

There were no securities classified as trading during 2006.

The amortized cost and estimated market value of debt and equity securities at December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	(In Thousands)
		Estimated
	Amortized	Market
Securities Available-for-Sale	Cost	Value
Due in one year or less	$10,605	$10,528
Due after one year through five years	35,920	35,751
Due after five years through ten years	10,145	10,224
Due after ten years	36,440	36,549
Mortgage-backed securities	76,281	75,343

	$169,391	$168,395

	(In Thousands)
		Estimated
	Amortized	Market
Securities Held-To-Maturity	Cost	Value
Due in one year or less	$—	$—
Due after one year through five years	164	167
Due after five years through ten years	229	238
Due after ten years	9,347	9,369

	$9,740	$9,774

Investment securities carried in the balance sheet of $73,655,000 (amortized cost of $74,085,000) as of December 31, 2006 were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Results from sales of debt and equity securities during the year ended December 31, 2006 are as follows:

(In Thousands)
Gross proceeds	$13,106

Gross realized gains	$6
Gross realized losses	(151)

Net realized losses	$(145)

Securities that have rates that adjust prior to maturity totaled $25,819,000 (approximate amortized cost of $25,990,000) at December 31, 2006.

The following table shows the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in continuous unrealized loss position, at December 31, 2006:

	In Thousands, Except Number of Securities
	Less than 12 Months			12 Months or More			Total
			Number			Number
			of			of
	Fair	Unrealized	Securities	Fair	Unrealized	Securities	Fair	Unrealized
	Value	Losses	Included	Value	Losses	Included	Value	Losses
U.S. Treasury and other U.S. Government agencies and corporations	$15,598	$70	28	$19,956	$320	34	$35,554	$390

Mortgage-backed securities	9,667	41	20	40,809	1,144	107	50,476	1,185

Obligations of states and political subdivisions	10,840	65	31	3,443	29	11	14,283	94

Corporate bonds	—	—	—	491	9	1	491	9

Total temporarily impaired securities	$36,105	$176	79	$64,699	$1,502	153	$100,804	$1,678

The impaired securities are considered high quality investments in line with normal industry investing practices. The Company intends and has the ability to hold the above securities for a period of time sufficient to allow for any anticipated recovery in fair value. Because the declines in fair value noted above were attributable to increases in interest rates and not attributable to credit quality and because Mid-America Bancshares, Inc. has the ability and intent to hold all of these investments until a market price recovery or maturity, the impairment of these investments is not deemed to be other-than-temporary.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
The Company may sell the above or other securities in the ordinary course of business in response to unexpected and significant changes in liquidity needs, unexpected and significant increases in interest rates and/or sector spreads that significantly extend the security’s holding period, or conducting a small volume of security transactions.

(5)	RESTRICTED EQUITY SECURITIES

Restricted equity securities at December 31, 2006 consists of stock of the Federal Home Loan Bank amounting to $1,974,000, Plateau Group stock amounting to $28,000, and stock of The Bankers Bank amounting to $172,000. The stock can be sold back only at par or a value as determined by the issuing institution and only to the respective financial institution or to another member institution. These securities are recorded at cost.

(6)	PREMISES AND EQUIPMENT

The detail of premises and equipment at December 31, 2006 was as follows:

(In Thousands)
Land	$5,305
Buildings	19,911
Leasehold improvements	2,832
Land improvements	805
Equipment, furniture and fixtures	9,856
Vehicles	75
Equipment in process	10
Construction in process	711

39,505
Less accumulated depreciation	(6,879)

$32,626

Depreciation expense was $1,767,000 for the year ended December 31, 2006.

Building additions during 2006 include payments of $74,000 to an architect firm owned by a director of the Company.

(7)	ACQUIRED INTANGIBLE ASSETS AND GOODWILL

Intangibles and goodwill at December 31, 2006 are summarized as follows:

	(In Thousands)
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Intangible assets subject to amortization:
Premium on purchased deposits	$4,720	$(225)	$4,495
Non-compete agreements	400	(181)	219

	$5,120	(406)	4,714

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006

(In Thousands)
Estimated amortization expense:
For year ended 2007	$753
For year ended 2008	732
For year ended 2009	732
For year ended 2010	698
For year ended 2011	674
The deposit base premium is being amortized on a straight-line basis over 7 years. Amortization expense was $261,000 for 2006. In connection with the Acquisition of Academy Bank; Bank of the South entered into certain non-compete agreements. One agreement totaling $288,000 covers a five year non-compete period and certain other agreements totaling $112,000 cover two year periods. All agreements commenced effective June 1, 2005 and are being amortized on a straight-line basis over the lives of their respective contracts.

(In Thousands)
Goodwill:
Balance January 1, 2006	$—

Goodwill acquired during 2006	19,318

Impairment loss	—

Tax benefit of exercise of options granted pre-acquisition but exercised post acquisition by acquired Bank	(171)

Balance December 31, 2006	$19,147

In addition to the deposit base premium and goodwill the transaction to acquire Bank of the South resulted in additional allocations of excess purchase price including a loan discount of $2,581,000, a discount on time deposits of $526,000 and a mark to market adjustment of $4,315,000 related to real estate. These items are included in their respective categories in the attached financial statements. The amortization of the loan and deposit discounts will be reflected as yield adjustments and the real estate market adjustment will be depreciated. The following is a summary of the amortization and depreciation of these items for the next five years.

		Real Estate	Time
	Loan	Discount	Deposit
	Discount	Adjustment	Discount
Amortization/Depreciation Period	4.2 Years	40 years	Various
Year ended 2007	$(615)	$108	$219
Year ended 2008	(615)	108	102
Year ended 2009	(615)	108	85
Year ended 2010	(533)	108	28
Year ended 2011	—	108	—

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(8)	DEPOSITS

Deposits at December 31, 2006 are summarized as follows:

(In Thousands)
Demand deposits	$83,330
Savings deposits	11,118
Negotiable order of withdrawal accounts	78,485
Money market demand accounts	131,550
Certificates of deposit and individual retirement accounts $100,000 or greater	328,277
Other certificates of deposit	190,995

$823,755

Principal maturities of certificates of deposit and individual retirement accounts at December 31, 2006 are as follows:

Maturity	Total
2007	$442,377
2008	49,609
2009	11,737
2010	11,642
2011	3,907

$519,272

The aggregate amount of overdrafts reclassified as loans receivable was $680,000 at December 31, 2006.

The subsidiary banks are required to maintain cash balances or balances with the Federal Reserve Bank or other correspondent banks based on certain percentages of deposit types. The average required amounts for the year ended December 31, 2006 were approximately $3,252,000.
(9)	SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
Securities sold under repurchase agreements were $11,353,000 at December 31, 2006. The maximum amounts of outstanding repurchase agreements at any month end during 2006 was $13,512,000. The average daily balance outstanding during 2006 was $7,136,000. The weighted average interest rate on the outstanding balance at December 31, 2006 was 4.56%. The underlying securities are typically held by other financial institutions and are pledged to the holders of the agreements.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(10)	LINES OF CREDIT
The Company has established a line of credit with a correspondent bank in the amount of $9,000,000. The line of credit is secured by the stock of Bank of the South. At December 31, 2006, there was $2,000,000 outstanding bearing interest at 7.25% with a maturity of December 13, 2008. In addition, the subsidiary banks have lines of credits with correspondent banks totaling $51,000,000 with an outstanding balance of $5,095,000 at December 31, 2006.
(11)	ADVANCES FROM FEDERAL HOME LOAN BANK

The advances from the Federal Home Loan Bank at December 31, 2006 consist of the following:

	(In Thousands,
	Except Interest Rate)
		Average
		Interest
	Amount	Rate
Fixed rate advances	$15,747	4.20%

Advances from the Federal Home Loan Bank are to mature as follows at December 31, 2006:

Year Ending	(In Thousands)
December 31,	Amount
2007	$2,000
2008	1,198
2009	—
2010	9,170
2011	—
Thereafter	3,379

$15,747

These advances are collateralized by a required blanket pledge of qualifying mortgages and investment securities.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(12)	NON-INTEREST INCOME AND NON-INTEREST EXPENSE

The significant components of non-interest income and non-interest expense for the year ended December 31, 2006 are presented below:

(In Thousands)
Non-interest income:
Service charges on deposits	$1,236
Investment banking fees and commissions	1,367
Title company income	252
Other fees and commissions	631
Fees on mortgage loan originations	607
Gain on sale of mortgage loans	1,077
Gain on sale of SBA loans	179
Security gains	6

Total non-interest income	$5,355

Non-interest expense:
Employee salaries and benefits	$12,188
Occupancy expenses	1,794
Furniture and equipment expenses	1,602
Professional fees	880
Advertising and marketing expenses	537
Data processing expenses	1,033
Printing, postage, stationary and supplies expenses	515
Telephone and network	419
Directors fees	354
Other operating expenses	1,475
Loss on sale of fixed assets	28
Losses and expenses related to sale and maintenance of other real estate	67
Amortization of intangible assets	261
Security losses	151

Total non-interest expense	$21,304

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(13)	INCOME TAXES

The components of the net deferred income tax liability at December 31, 2006 were as follows:

(In Thousands)
Deferred tax asset:
Federal	$3,711
State	759

4,470

Deferred tax liability:
Federal	(4,709)
State	(914)

(5,623)

Net deferred tax liabilities	$(1,153)

The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 2006 are:

(In Thousands)
Financial statement allowance for loan losses in excess of the tax allowance	$2,655
Excess of depreciation deducted for tax purposes over the amounts deducted in the financial statements	(2,793)
Premium on purchased deposits	(1,721)
Discount on purchased loans	910
Discount on purchased certificates of deposit	(166)
Purchased goodwill deductible for tax purposes	89
Tax difference related to employee compensation plans	(798)
Excess of financial statement amortization over tax amortization for non-compete	53
Unrealized loss on investment securities available-for-sale	401
Federal Home Loan Bank stock dividends not included in taxable income	(98)
Financial statement provision for unfunded commitments not included in taxable income	4
Acquisition costs being amortized for tax purposes	311

Net deferred tax liabilities	$(1,153)

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
The components of income tax expense are summarized as follows:

(In Thousands)
Current:
Federal	$393
State	100

493

Deferred:
Federal	358
State	77

435

Subtotal	928

Adjustment to valuation allowance related to realization of deferred tax assets	(157)

Actual tax expense	$771

A reconciliation of actual income tax expense in the financial statements to the “expected” tax expense (computed by applying the statutory Federal income tax rate of 34% to earnings before income taxes) is as follows:

(In Thousands)
Computed “expected” tax expense	$1,045
State income taxes, net of effect of Federal income taxes	109
Disallowed expenses	11
Tax exempt income	(279)
Deferred tax benefits recognized	(157)
Other, net	42

Actual tax expense	$771

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(14)	COMMITMENT AND CONTINGENCIES

The Company has entered into operating lease agreements for various bank facilities. Future minimum rental payments required under these operating leases as of December 31, 2006 are as follows:

Year Ending December 31,	(In Thousands)
2007	$694
2008	689
2009	698
2010	600
2011	364
Thereafter	2,281

$5,326

Management believes that with present maturities, the anticipated growth in deposit base, and the efforts of management in its asset/liability management program, liquidity will not pose a problem in the near term future. At the present time there are no known trends or any known commitments, demands, events or uncertainties that will result in or that are reasonably likely to result in the Company’s liquidity changing in a materially adverse way.

Total rent expense amounted to $652,000 during the year ended December 31, 2006.

The Company’s subsidiary bank leases land related to a branch facility from an employee of the Company. The employee received $18,000 related to this lease during 2006.

Each subsidiary bank also has a $10,000,000 bond used to secure Public Fund deposits as required by law.

In the normal course of business, the Company is involved in various legal proceedings. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position. Currently there is no asserted litigation.

The Company has employment agreements and arrangements with certain key officers of the Company.

(15)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

(In Thousands)
Contract or
Notional
Amount
Financial instruments whose contract amount represent credit risk:
Unused commitments to extend credit	$185,347
Standby letters of credit	18,642

Total	$203,989

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Company evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral normally consists of real property.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend from one to two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The fair value of standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counter parties drawing on such financial instruments and the present creditworthiness of such counter parties. Such commitments have been made on terms which are competitive in the markets in which the Company operates, thus, the fair value of standby letters of credit equals the carrying value for the purposes of this disclosure. The maximum potential amount of future payments that the Company could be required to make under the guarantees totaled $18.6 million at December 31, 2006.

(16)	CONCENTRATION OF CREDIT RISK

Practically all of the Company’s loans, commitments, and standby letters of credit have been granted to customers in the Company’s market area. Practically all such customers are depositors of the subsidiary banks. The concentrations of credit by type of loan are set forth in note 3 to the consolidated financial statements.

At December 31, 2006, the Company’s cash and due from banks included commercial bank deposits aggregating $18,310,000 in excess of the Federal Deposit Insurance Corporation limit of $100,000 per institution.

Federal funds sold were deposited with one bank.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(17)	DEFERRED COMPENSATION AND RETIREMENT PLANS

The Company’s subsidiaries have in effect separate 401(k) plans which cover eligible employees. To be eligible for the PrimeTrust Bank Plan, an employee must have obtained the age of twenty-one and completed thirty days of employment. To be eligible for the Bank of the South plan, an employee must have obtained age 21 and completed one year of employment. The provisions of the plans provide for both employee and employer contributions. For the year ended December 31, 2006, the Company contributed $349,000 to the plan.

(18)	REGULATORY MATTERS AND RESTRICTIONS ON DIVIDENDS

Mid-America Bancshares, Inc. and its bank subsidiaries are subject to regulatory capital requirements administered by the Federal Deposit Insurance Corporation, the Federal Reserve and the Tennessee Department of Financial Institutions. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the institution’s financial statements. The relevant regulations require the Company to meet specific capital adequacy guidelines that involve quantitative measures of the assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. The Company’s capital classifications are also subject to qualitative judgments by the Regulators about components, risk weightings and other factors. Those qualitative judgments could also affect the Company’s capital status and the amount of dividends the Company may distribute.

Quantitative measures established by regulation to ensure capital adequacy require Mid-America Bancshares, Inc., PrimeTrust Bank, and Bank of the South to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2006, Mid-America Bancshares, Inc., PrimeTrust Bank, and Bank of the South meet all capital adequacy requirements to which they are subject. To be categories as well-capitalized, Mid-America Bancshares, Inc. must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. The Company’s actual capital amounts and ratios are presented in the following table (dollars in thousands):

					Minimum To Be
			Minimum Capital		Well-Capitalized Under Prompt
	Actual		Requirement		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital:
Mid-America Bancshares	89,264	11.12%	64,222	8.00%	80,277	10.00%
PrimeTrust Bank	47,774	10.42%	36,672	8.00%	45,839	10.00%
Bank of the South	42,454	12.32%	27,572	8.00%	34,465	10.00%
Tier I capital:
Mid-America Bancshares	81,499	10.15%	32,111	4.00%	48,166	6.00%
PrimeTrust Bank	43,477	9.48%	18,336	4.00%	27,504	6.00%
Bank of the South	38,986	11.31%	13,786	4.00%	20,679	6.00%
Leverage:
Mid-America Bancshares	81,499	8.80%	37,031	4.00%	46,289	5.00%
PrimeTrust Bank	43,477	8.45%	20,581	4.00%	25,727	5.00%
Bank of the South	39,986	9.48%	16,450	4.00%	20,563	5.00%

As of December 31, 2006, the most recent notification from the banking regulators categorized the Company and its subsidiaries are “well capitalized” under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Company’s category.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(19)	EMPLOYEE BASED COMPENSATION PLANS

Stock Options

The Directors and Shareholders of Mid-America Bancshares approved and adopted the PrimeTrust Bank 2001 Statutory-Nonstatutory Stock Option Plan, the PrimeTrust Bank 2005 Statutory-Nonstatutory Stock Option Plan and the Bank of the South 2001 Stock Option Plan as of the effective date of the merger. Options previously granted under these plans will continue to be exercisable for shares of holding company stock. All options related to the PrimeTrust Bank plans were converted at a ratio of 2 for 1 and all options related to the Bank of the South plans were converted at a ratio of 2.1814 to 1. All options related to the previous plans of PrimeTrust Bank and Bank of the South were fully vested and thus exercisable. No other options can be issued under the previous plans.

The Directors and Shareholders of Mid-America Bancshares, Inc. adopted the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan on September 1, 2006, the effective date of the merger. The Equity Incentive Plan will be utilized for future Equity Incentive Awards. Awards granted under the Equity Incentive Plan will be in addition to stock options that may be exercised under each bank’s respective plans. The plans provide for granting of stock options, and authorizes the issuance of common stock upon the exercise of such options for up to one million shares (1,000,000) of common stock to the employees and Directors of the Company. Under the 2006 Omnibus Equity Incentive Plan, stock option awards may be granted in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, stock units, performance units and other awards. They are generally exercisable for ten years following the date such award is granted. At December 31, 2006, options for 811,250 instruments had been granted at $8.76 per share.

Restricted Equity Incentive Plan

The Company has authorized the issuance of its common stock for awards to executive employees and non-employee directors under a restricted stock incentive plan. At December 31, 2006, the Board had granted 260,000 shares. The recipients have the right to vote and receive dividends but cannot sale, transfer, assign, exchange, pledge, hypothecate or otherwise encumber for a period of ten years which ends on August 31, 2016.

Statement of Financial Accounting Standards No. 123 (Revised 2004) SFAS No. 123R, “Share-Based Payment” was adopted by the Company as of January 1, 2006. This accounting standard revises Statement of Financial Accounting Standards No. 123 (SFAS No. 123), “Accounting for Stock-Based Compensation” by requiring that all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values at the date of grant. See additional discussion of this new accounting standard in note 1 to the consolidated financial statements, “Impact of New Accounting Standards”.

Prior to January 1, 2006, the Company accounted for those stock-based employee compensation plans under the recognition and measurement provisions of APB Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related Interpretations, as permitted by SFAS No. 123. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123 using the modified-prospective transition method. Under that transition method, compensation cost recognized in the year ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
A summary of the activity within the equity incentive plans during the twelve months ended December 31, 2006 and information regarding expected vesting, contractual terms remaining, intrinsic values and other matters is as follows:

	Incentive	Stock		Non-
	Stock	Appreciation	Restricted	Qualified
	Options	Rights	Stock	Stock Options	Total
Outstanding at December 31, 2005	353,300	—	—	169,584	522,884
Additional stock option grants resulting from assumption of the Bank of the South stock options	418,997	—	—	86,262	505,259
Granted under 2006 Omnibus Equity Incentive Plan	—	36,250	260,000	515,000	811,250
Exercised	(148,506)	—	—	(205,142)	(353,648)
Forfeited or expired	(1,600)	(100)	—	—	(1,700)

Outstanding at December 31, 2006	622,191	36,150	260,000	565,704	1,484,045

Exercisable at December 31, 2006	622,191	—	—	50,704	672,895

Weighted average exercise price for shares outstanding	$7.51	8.76	8.76	8.42

Weighted average exercise price for shares exercisable	$7.51	—	—	5.00

Remaining weighted average contractual life for shares , in years	7.45	9.67	9.67	9.25

Remaining weighted average contractual life for shares , exercisable, in years	7.45	—	—	4.96

Aggregate instrinsic value of shares outstanding	2,171,464	80,976	582,400	1,457,824

Aggregate instrinsic value of exercisable shares	2,171,464	—	—	304,224

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Options granted prior to August 31, 2006 have been adjusted to reflect the 2 for 1 exchange ratio discussed in note 2 to the consolidated financial statements.
The total intrinsic value of options exercised during the year 2006 was $1,399,000.
During the twelve-month period ended December 31, 2006, we recorded stock-based compensation expense for stock-based awards granted after January 1, 2006, based on fair value estimated using the Black-Scholes valuation model. For these awards, we have recognized compensation expense using a straight-line prorated amortization method reduced for estimated forfeitures. The impact of recording stock-based compensation in accordance with SFAS No. 123(R) for the twelve-month period ended December 31, 2006 was as follows:

(In Thousands)	Totals
Stock-based compensation expense	$123
Deferred income tax benefit	(47)

Impact of stock-based compensation expense, after tax effect	$76

Basic and diluted earnings per share were reduced by $.01 per share by the adoption of SFAS No. 123R during the year ended December 31, 2006.
Prior to the adoption of SFAS No. 123R, the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the statement of cash flows. SFAS No. 123R requires the cash flows resulting from the tax benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. The Company had no excess tax benefits to reflect as financing cash inflows for the year ended December 31, 2006.
The weighted average grant-date fair value of options and restricted stock granted during 2006 was $4.41.
The fair value of each option award is estimated on the date of grant using the Black Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on calculations performed by management using industry data. The Company’s expected dividend yield is based on future projections of income and capital level to support anticipated growth. The expected term of options granted was calculated using the “simplified” method for plain vanilla options as explained in Staff Accounting Bulletin 107. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Stock
	Appreciation	Restricted	Stock
	Rights	Stock	Options
Expected volatility	15.20%	15.20%	15.20%

Expected dividend yield	1.00%	1.00%	1.00%

Expected term, in years	6.50	7.75	7.00

Risk-free rate	4.69%	4.69%	4.69%

During 2006, the Company made refinements to the expected volatility and expected option life used in valuating stock options in conjunction with adopting SFAS No. 123R. Expected volatility was calculated at 15.20% based upon the consideration of historical and implied volatility of similar publicly traded companies. The Company lowered the expected term based on historical results.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
As of December 31, 2006, there was $3,168,000 of total unrecognized cost related to non-vested share-based compensation arrangements grant under the equity incentive plan. The cost is expected to be recognized over a weighted-average period of 5.03 years.
(20) EARNINGS PER SHARE
Statement of Financial Accounting Standards (SFAS) No. 128 “Earnings Per Share” establishes uniform standards for computing and presenting earnings per share. The computation of basic earnings per common share is based on the weighted average number of common shares outstanding during the period and the earnings available to the common stockholders. The computation of diluted earnings per share begins with the basic earnings per share plus the effect of common shares contingently issuable from stock options and warrants. Shares outstanding have been adjusted for a 2 for 1 stock split as of August 31, 2006.
The following is a summary of the components comprising basic and diluted earnings per common share (EPS):

(In Thousands, Except Share and Per Share Amounts)
Basic EPS Computation:
Numerator — Earnings for the year	$2,304
Denominator — Weighted average number of common shares outstanding	9,169,001

Basic earnings per common share	$.25

Diluted EPS Computation:
Numerator — Earnings for the year	$2,304
Denominator:
Weighted average number of common shares outstanding	9,169,001
Dilutive effect of stock options and restricted stock	125,225

9,294,226

Diluted earnings per common share	$.25

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(21) Mid-America Bancshares, Inc. -
        Parent Company Financial Information
MID-AMERICA BANCSHARES, INC.
(Parent Company Only)
Balance Sheet
December 31, 2006

	In Thousands
ASSETS
Cash	$222	*
Investment in wholly-owned commercial bank subsidiaries	103,904	*
Deferred tax asset	329
Other assets	798

Total assets	$105,253

LIABILITIES AND STOCKHOLDERS’ EQUITY

Payable to wholly-owned commercial bank subsidiaries	$92	*
Other liabilities	221
Line of credit	2,000

Stockholders’ equity:
Series A preferred stock, no par value, authorized 25,000,000 shares	—
Common stock, par value $1.00 per share, authorized 75,000,000 shares, 13,922,956 shares issued and outstanding	13,923
Additional paid-in capital	87,666
Retained earnings	1,966
Unrealized losses on available-for-sale securities, net of income taxes of $381,000	(615)

Total stockholders’ equity	102,940

Total liabilities and stockholders’ equity	$105,253

*	Eliminated in consolidation.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(21) Mid-America Bancshares, Inc. -
        Parent Company Financial Information
MID-AMERICA BANCSHARES, INC.
(Parent Company Only)
Statement of Earnings and Comprehensive Earnings
For the Period September 1, 2006 (Inception) through December 31, 2006

	In Thousands
Expenses:
Interest on borrowed funds	$6
Employee salaries and benefits	47
Furniture and equipment expense	1
Advertising and marketing	4
Printing, stationary and supplies expense	1
Other operating expense	343

Loss before Federal income tax benefits and equity in undistributed earnings of commercial bank subsidiaries	402

Federal income tax benefits	154

	(248)
Equity in undistributed earnings of commercial bank subsidiaries	1,053	*

Net earnings	805

Other comprehensive earnings net of tax:
Net unrealized gains on available-for-sale-securities arising during period, net of taxes of $467,000	752

Other comprehensive earnings	752

Comprehensive earnings	$1,557

* Eliminated in consolidation.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(21) Mid-America Bancshares, Inc. -
           Parent Company Financial Information
MID-AMERICA BANCSHARES, INC.
(Parent Company Only)
Statement of Changes in Stockholders’ Equity
For the Period September 1, 2006 (Inception) Through December 31, 2006

	In Thousands
				Net Unrealized
		Additional		Gain (Loss) On
	Common	Paid-In	Retained	Available-For-
	Stock	Capital	Earnings	Sale Securities	Total
Acquisition by share exchange with PrimeTrust Bank	$13,589	$86,620	$1,161	$(1,367)	$100,003

Tax benefit related to exercise of non- qualified stock options	—	172	—	—	172

Issuance of 335,322 shares of common stock, pursuant to exercise of stock options	335	1,273	—	—	1,608

Stock-based compensation expense	—	123	—	—	123

Net change in unrealized loss on available- for-sale securities, net of taxes of $467,000	—	—	—	752	752

Cost incurred in connection with Bank of the South, net of deferred tax	—	(512)	—	—	(512)

Earnings for the year	—	—	805	—	805

Cash payment of fractional shares pursuant to acquisition of Bank of the South	(1)	(10)	—	—	(11)

Balance December 31, 2006	$13,923	$87,666	$1,966	$(615)	$102,940

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(21) Mid-America Bancshares, Inc. -
        Parent Company Financial Information
MID-AMERICA BANCSHARES, INC.
(Parent Company Only)
Statement of Cash Flows
For the Period September 1, 2006 (Inception) Through December 31, 2006
Increase (Decrease) in Cash and Cash Equivalents

In Thousands
Cash flows from operating activities:
Interest paid	$(6)
Cash paid to suppliers and other	(210)
Taxes paid	(330)

Net cash used in operating activities	(546)

Cash flows from investing activities:
Investment in subsidiary bank	(2,000)

Net cash used in investing activities	(2,000)

Cash flows from financing activities:
Cash expense in connection with acquisition	(829)
Proceeds from advances from line of credit, net	2,000
Cash payment for fractional shares	(11)
Proceeds from exercise of stock options	1,608

Net cash provided by financing activities	2,768

Net increase in cash and cash equivalents	222

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$222

Supplemental Schedule of Non-Cash Activities:

Acquisition of PrimeTrust Bank effective August 31, 2006 (see note 2 to consolidated financial statements)	$59,516

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(21) Mid-America Bancshares, Inc. -
           Parent Company Financial Information
MID-AMERICA BANCSHARES, INC.
(Parent Company Only)
Statement of Cash Flows, Continued
For the Period September 1, 2006 (Inception) Through December 31, 2006
Increase (Decrease) in Cash and Cash Equivalents

In Thousands
Reconciliation of net earnings to net cash used in operating activities:
Net earnings	$805

Adjustments to reconcile net earnings to net cash used in operating activities:
Equity in earnings of commercial bank subsidiaries	(1,053)
Increase in other assets	(258)
Increase in other liabilities	255
Increase in deferred tax asset	(12)
Decrease in refundable income taxes	(330)
Share based compensation expense	47

Total adjustments	(1,351)

Net cash used in operating activities	$(546)

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
(22) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
Statement of Financial Accounting Standards No. 107 (SFAS No. 107), “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments.
Cash and short-term investments
For those short-term instruments, the carrying amount is a reasonable estimate of fair value.
Securities
The carrying amounts for short-term securities approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term securities and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.
SFAS No. 107 specifies that fair values should be calculated based on the value of one unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, or estimated transaction costs. Accordingly, these considerations have not been incorporated into the fair value estimates.
Loans
Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage, credit card and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.
The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.
The estimated maturity for mortgages is modified from the contractual terms to give consideration to management’s experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in an actual sale.
The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the Company’s internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), etc.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Loans Held for Sale
These instruments are carried in the balance sheet at the lower of cost or market value. The fair value of these instruments are based on subsequent liquidation values of the instruments which did not result in any significant gains or losses.
Deposit Liabilities
The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. Under the provision of SFAS No. 107 the fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.
Advances from Federal Home Loan Bank
The fair value of the advances from the Federal Home Loan Bank are estimated by discounting the future cash outflows using the current market rates.
Securities Sold Under Repurchase Agreements
The securities sold under repurchase agreements are payable upon demand. For this reason the carrying amount is a reasonable estimate of fair value.
Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written
Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are made for a period not to exceed one year with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods extending from one to two years with rates to be determined at the date the letter of credit is funded. Fees are charged for the construction loans and the standby letters of credit and the amounts unearned at December 31, 2006, if insignificant. Accordingly, these commitments have no carrying value until funded and management estimates the commitments to have no significant fair value.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
The carrying value and estimated fair values of the Company’s financial instruments at December 31, 2006 are as follows:

	Carrying
(In Thousands)	Amount	Fair Value
Financial assets:
Cash and short-term investments	$30,432	$30,432
Securities	178,135	178,169
Restricted equity securities	2,174	2,174
Loans, net of unearned interest	694,444
Less: allowance for loan losses	(7,754)
Loans, net of allowance	686,690	686,001

Loans held for sale	5,190	5,190

Financial liabilities:
Deposits	823,755	824,732
Advances from Federal Home Loan Bank	15,747	14,847
Line of credit	2,000	2,000
Federal funds purchased	5,095	5,095
Securities sold under repurchase agreements	11,353	11,353

Unrecognized financial instruments:
Commitments to extend credit	—	—
Standby letters of credit	—	—
Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements Continued
December 31, 2006
Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a mortgage department that contributes net fee income annually. The mortgage department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.
(23) QUARTERLY FINANCIAL DATA (UNAUDITED)
Selected quarterly results of operations for the four quarters ended December 31, 2006 are as follows:

	(In Thousands, except per share data)
	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
Interest income	$16,453	$10,785	$7,907	$7,185

Net interest income	7,780	5,060	3,852	3,605

Provision for loan losses	1,026	83	102	62

Earnings before income taxes	490	1,110	803	672

Net earnings	402	765	537	600

Basic earnings per common share	0.03	0.08	0.08	0.09

Diluted earnings per common share	0.03	0.08	0.08	0.09